Exhibit 4.5.3





                             Dated 28 January 2004
                             ---------------------




                        GRANITE FINANCE FUNDING LIMITED
                                  as Funding




                       GRANITE FINANCE TRUSTEES LIMITED
                             as Mortgages Trustee




                                      and




                             THE BANK OF NEW YORK
                              as Security Trustee








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                    SECOND PRIORITY FUNDING DEED OF CHARGE

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                          SIDLEY AUSTIN BROWN & WOOD

                             1 THREADNEEDLE STREET
                                LONDON EC2R 8AW
                            TELEPHONE 020 7360 3600
                            FACSIMILE 020 7626 7937
                             REF: 30507-21/639486

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                                   CONTENTS

Clause                                                                                                   Page No.
1.       Interpretation......................................................................................1

2.       Covenant to Pay and to Perform......................................................................2

3.       Funding Security....................................................................................2

4.       Release of Funding Charged Property.................................................................5

5.       Declaration of Trust................................................................................5

6.       Enforcement.........................................................................................5

7.       Upon Enforcement....................................................................................8

8.       Receiver............................................................................................9

9.       Further Assurance and Power of Attorney............................................................12

10.      Crystallisation....................................................................................13

11.      Provisions relating to the Security................................................................13

12.      Protection of Third Parties........................................................................15

13.      Set-Off............................................................................................15

14.      Representations and Covenants:.....................................................................16

15.      Terms of Appointment...............................................................................17

16.      Remuneration of the Security Trustee...............................................................27

17.      Appointment, Removal and Retirement of Security Trustee............................................30

18.      Miscellaneous Provisions...........................................................................32

19.      Rights cumulative..................................................................................32

20.      Corporate Obligations..............................................................................32

21.      Notices............................................................................................33

22.      Third Party Rights.................................................................................34

23.      Execution in Counterparts; Execution and Effectiveness; Severability...............................34

24.      Governing Law and Submission to Jurisdiction.......................................................34

SCHEDULE 1  FORM OF SECURITY POWER OF ATTORNEY..............................................................37

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THIS DEED OF CHARGE is made on 28 January 2004

BETWEEN:

(1) GRANITE FINANCE FUNDING LIMITED (registered number 79308) a private limited liability company incorporated under the laws of Jersey whose London Branch is at 4 Royal Mint Court, London EC3N 4HJ ("Funding");

(2) THE BANK OF NEW YORK, a New York banking corporation whose London branch address is at One Canada Square, 48th Floor, London E14 5AL, United Kingdom, as security trustee (the "Security Trustee" which expression shall include such person and all other persons for the time being acting as the security trustee or security trustees pursuant to this Second Priority Funding Deed of Charge); and

(3) GRANITE FINANCE TRUSTEES LIMITED (registered number 79309) a private limited liability company incorporated under the laws of Jersey whose registered office is at 22 Grenville Street, St. Helier, Jersey JE4 8PX Channel Islands as trustee of the Mortgages Trust (the "Mortgages Trustee").

WHEREAS:

(A) Funding has created first ranking fixed and floating security in favour of the Security Trustee for the benefit of each of the Funding Secured Creditors in respect of Funding's obligations under the Funding Transaction Documents upon and subject to the terms of the First Priority Funding Deed of Charge. The Security Trustee holds such security on trust for the benefit of the Funding Secured Creditors.

(B) Funding has agreed to create the security described in this Second Priority Funding Deed of Charge which deed is supplemental to the First Priority Funding Deed of Charge. Such security, which the Security Trustee shall hold on trust for the benefit of the Funding Secured Creditors, will rank subsequent to the existing security created under the First Priority Funding Deed of Charge.

NOW THIS DEED WITNESSES AS FOLLOWS:

1.       Interpretation

1.1 Definitions: The provisions of the Master Definitions Schedule as amended and restated by (and appearing in Appendix 1 to) the Master Definitions Schedule Seventh Amendment Deed made on 26 January 2004 between, among others, Funding, the Mortgages Trustee and the Security Trustee (as the same has been and may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into and shall apply to this Agreement.

1.2 Construction: In this Deed, except where the context otherwise requires:

         (a) This Deed is supplemental to the existing Funding Deed of Charge entered into on 26 March 2001 between the Security Trustee, Funding and the Funding Secured




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                  Creditors (the "First Priority Funding Deed of Charge") and
                  is in addition to and does not supersede the terms and effect of the First Priority Funding Deed of Charge (including, for the avoidance of doubt, all Deeds of Accession).

         (b) the terms of the Master Definitions Schedule and of any agreement in existence at the date hereof between the parties hereto in relation to any such documents are incorporated in this Deed to the extent required to ensure that any proposed disposition of the Funding Charged Property contained in this Deed is a valid disposition in accordance with Section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989;

         (c) a reference in this Deed to any property, assets, undertakings or rights includes, unless the context otherwise requires, present and future property, assets, undertakings or rights;

         (d) "this Second Priority Funding Deed of Charge" or "this Deed" means this Deed of Charge and the Schedule hereto (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) and each other document or deed entered into pursuant hereto (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) and expressed to be supplemental hereto.

2.       Covenant to Pay and to Perform

         Subject to the provisions of the Funding Transaction Documents, including, without limitation, any limited recourse provisions, Funding covenants with and undertakes to the Security Trustee for itself and as trustee for the Funding Secured Creditors that it will:

         (a) duly and punctually pay and discharge all monies and liabilities whatsoever which now are or at any time hereafter may (whether before or after demand) become due and payable by Funding to the Security Trustee (whether for its own account or as trustee for the Funding Secured Creditors) or to any of the other Funding Secured Creditors, whether actually or contingently, under this Deed or any other of the Funding Transaction Documents; and

         (b) observe, perform and satisfy all its other obligations and liabilities under this Deed and/or any of the Funding Transaction Documents,

         PROVIDED THAT every payment in respect of any Funding Transaction Document made to the relevant Funding Secured Creditor in the manner provided in such Funding Transaction Document shall operate in satisfaction pro tanto of the relevant covenant and undertaking by Funding in this Clause.

3.       Funding Security

3.1      Trust Property:



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         (a)      Funding, by way of a fixed charge for the payment or
                  discharge of the Funding Secured Obligations, subject to Clause 4 (Release of Funding Charged Property), hereby charges to the Security Trustee, all of its right, title, benefit and interest, present and future, in, to and under the Funding Share of the Trust Property (including, without limitation, all Scottish Trust Property, present and future, comprised in the Trust Property) and including all rights to receive payment of any amounts which may become payable to Funding thereunder and all payments received by Funding thereunder including, without limitation, all rights to serve notices and/or make demands thereunder and/or to take such steps as are required to cause payments to become due and payable thereunder and all rights of action in respect of any breach thereof and all rights to receive damages or obtain relief in respect thereof and the proceeds of any of the foregoing, TO HOLD the same unto the Security Trustee absolutely.

         (b) The fixed charge created under or pursuant to Clause 3.1(a) above ranks subsequent to the first fixed charge created under or pursuant to Clause 3.1 (Trust Property) of the First Priority Funding Deed of Charge.

3.2      Floating Charge:

         (a) Funding, by way of floating security for the payment or discharge of the Funding Secured Obligations, subject to Clause 4 (Release of Funding Charged Property), hereby charges by way of a floating charge in favour of the Security Trustee the whole of its undertaking and all its property, assets and rights, whatsoever and wheresoever, both present and future (including the whole undertaking, property, assets and rights of Funding situated in Scotland or governed by the law of Scotland).

         (b) The floating charge created under or pursuant to Clause 3.2(a) above ranks subsequent to the first floating charge created under or pursuant to Clause 3.5 (Floating Charge) of the First Priority Funding Deed of Charge.

         (c) Paragraph 14 of Schedule B1 to the Insolvency Act 1986, as amended, applies to the floating charge created hereunder.

3.3 Title Guarantee: Each of the dispositions of or charges over property effected in or pursuant to this Second Priority Funding Deed of Charge is made with full title guarantee (or, in relation to assets or rights situated in Scotland or governed by the law of Scotland, with absolute warrandice).

3.4 Further Acquired Items: For the avoidance of doubt, it is hereby confirmed that the Security Interests created under or pursuant to Clause 3.1 (Trust Property) are intended to be specific and fixed charges over (as the case may be) the property and assets to which they relate, both present and future, including property and assets which are acquired after the date hereof.

3.5 No Transfer of Obligations: Notwithstanding anything else in this Second Priority Funding Deed of Charge, it is hereby agreed that dispositions of property effected in or pursuant to this




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         Second Priority Funding Deed of Charge do not transfer obligations, and nothing herein shall be construed as a transfer of obligations, to the Security Trustee.

3.6 Notice and Acknowledgement: Funding hereby intimates and gives notice to the Mortgages Trustee as trustee under and in terms of the Mortgages Trust Deed of the assignation in security made in terms of Clause 3.1 (Trust Property) and the Mortgages Trustee by its execution of this Deed as such trustee immediately subsequent to the execution hereof by Funding confirms that as at the date hereof it has received no intimation of any other dealing with the Funding Share of the Trust Property or any part thereof except in accordance with the terms of the Funding Transaction Documents.

3.7      Security Trustee's Discretion in relation to Funding Charged
         Property: Without prejudice to any other rights of the Security Trustee after the security created under this Deed has become enforceable and subject to the terms of the Funding Transaction Documents, the Security Trustee may at any time after any part or parts of the Funding Security have become enforceable:

         (a) enter into, make, execute, sign, deliver and do all such contracts, agreements, deeds, receipts, payments, assignments, transfers, conveyances, assurances and things and bring, prosecute, enforce, defend and abandon all such actions, suits and proceedings in relation to the Funding Charged Property as it may think expedient;

         (b) exercise or refrain from exercising, in such manner as in its absolute discretion the Security Trustee shall think fit, all or any of the rights, powers, authorities discretions or remedies of Funding under or in relation to the Funding Charged Property or incidental to the ownership thereof and, in particular but without limiting the generality of the foregoing, exercise all rights to vote or to give any consent or notification or make any declaration in relation to such Funding Charged Property. For the avoidance of doubt, the Security Trustee shall not be required to have regard to the interests of Funding in the exercise or non-exercise of any such rights, powers, authorities, discretions and remedies or to comply with any direction given by Funding in relation thereto; and

         (c) demand, sue for and take any advice or institute any proceedings to recover or obtain payment of any amounts which may then be due and payable to Funding but which remains unpaid under or in respect of the Funding Charged Property or any part thereof either in its own name or in the name of Funding.

3.8 Security Trustee Consent: In the event that the creation of the Security Interests under or pursuant to this Deed would, in the absence of written consent by the Security Trustee, constitute a breach of any representation, warranty, covenant or undertaking in any Funding Transaction Document, the Security Trustee hereby consents to the creation of such Security Interests.


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4.       Release of Funding Charged Property

4.1 Release, Reassignment or Discharge: Upon the irrevocable and unconditional payment in full or discharge (or any combination of the foregoing) of all the Funding Secured Obligations and upon the Security Trustee being satisfied that Funding is under no further actual or contingent obligation under this Deed or any other Funding Transaction Document, the Security Trustee shall at the request and cost of Funding release, reassign and/or discharge from the Security Interests all the relevant Funding Charged Property to, or to the order of, Funding; provided that where any such release, re-assignment or discharge is made in whole or in part on the faith of any payment, security or other disposition which is avoided or which must be repaid on bankruptcy, liquidation or otherwise, the security constituted by or pursuant to this Second Priority Funding Deed of Charge and the liability of Funding hereunder and thereunder shall continue as if there had been no such release, re-assignment or discharge.

4.2 Trust Property: On the repurchase by the Seller from the Mortgages Trustee of any Mortgage Loan together with its Related Security pursuant to and in accordance with the terms of the Mortgage Sale Agreement, such Mortgage Loan and its Related Security shall no longer form part of the Trust Property (or in the case of any Scottish Mortgage Loan and its Related Security, the Scottish Trust Property, in accordance with Clause 9 (Termination of Trust) of the relevant Scottish Trust Deed) and shall automatically be released from any Security Interest created under or pursuant to this Deed in respect of the Funding Share of the Trust Property.

5.       Declaration of Trust

         The Security Trustee hereby declares that it holds on trust for the Funding Secured Creditors (or, as the case may be, the relevant Funding Secured Creditor), upon and subject to the terms and conditions of this Second Priority Funding Deed of Charge and the First Priority Funding Deed of Charge, all of the covenants, undertakings and representations made to the Security Trustee under this Second Priority Funding Deed of Charge or any other Funding Transaction Document and all of the Security Interests made or given to the Security Trustee or to be made or given to it for the purpose of securing the Funding Secured Obligations.

6.       Enforcement

6.1 Notification: The Security Trustee shall, if reasonably practicable, give prior notification to the Seller, and the Cash Manager and each Funding Secured Creditor of the Security Trustee's intention to enforce the security created by this Second Priority Funding Deed of Charge. However, the failure of the Security Trustee to provide such notification shall not in any way prejudice the ability of the Security Trustee to enforce the security created by this Second Priority Funding Deed of Charge.

6.2      Enforceable:

         (a) Without prejudice to the provisions of Clause 8 (Receiver) the security created under or pursuant to this Second Priority Funding Deed of Charge shall become immediately enforceable and the power of sale and other powers conferred by



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                  Section 101 of the 1925 Act, as varied or amended by this
                  Second Priority Funding Deed of Charge, shall be exercisable by the Security Trustee, in each case at any time:

                  (i) upon the service on Funding by the Security Trustee of an Intercompany Loan Enforcement Notice; or

                  (ii) if there are no Intercompany Loans outstanding, following a default in payment of any other Funding Secured Obligation on its due date or within any applicable grace period following such due date stated in the relevant Funding Transaction Document but subject always to Clause 6.7 (No Enforcement by Funding Secured Creditors and Limited Recourse) of the First Priority Funding Deed of Charge.

6.3      Power of Sale:

         (a) Notwithstanding any other provision of this Second Priority Funding Deed of Charge, the Funding Secured Obligations shall be deemed to have become due and payable for the purposes of Section 101 of the 1925 Act and (to the extent applicable) the statutory power of sale and of appointing a receiver and other powers which are conferred on mortgagees under the 1925 Act as varied or extended by this Second Priority Funding Deed of Charge shall be deemed to arise immediately after execution of this Deed.

         (b) Section 103 of the 1925 Act shall not apply to this Deed and forthwith after the security has become enforceable in accordance with Clause 6.2 (Enforceable) the statutory power of sale, as extended by this Second Priority Funding Deed of Charge, and all other powers shall become immediately exercisable without notice to Funding and the provisions of the 1925 Act regulating the power of sale shall, so far as they relate to the Funding Charged Property, be varied and extended accordingly.

6.4 Discretionary Enforcement: Subject to the provisions of this Second Priority Funding Deed of Charge, at any time after the security has become enforceable in accordance with Clause 6.2 (Enforceable), the Security Trustee may, at its discretion and without notice, take such steps as it may think fit to enforce the security created pursuant to this Second Priority Funding Deed of Charge.

6.5 Law of Property Act 1925: The provisions of the 1925 Act relating to the power of sale and the other powers conferred by Section 101(1) and (2) are hereby extended in relation to Funding as if such extensions were contained in the 1925 Act such that at any time after the security constituted by this Second Priority Funding Deed of Charge has become enforceable in accordance with Clause 6.2 (Enforceable) above, the Security Trustee may in its absolute discretion:

         (a) make demand in the name of the Funding Secured Creditors or in its own right for any monies and liabilities in respect of the Funding Charged Property;



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         (b)      enforce any rights it may have in respect of the whole or
                  any part of the Funding Charged Property in such manner and upon such terms as the Security Trustee shall think fit;

         (c) take possession of, get in and collect the Funding Charged Property and perfect the interests comprised therein;

         (d) subject as expressly provided in Clause 6.6 (Restriction on Disposal of Funding Charged Property), sell, transfer, convey, dispose of vary or otherwise deal with, and also to grant any option to purchase, and to effect exchanges of, the whole or any part of the Funding Charged Property or any interest therein in such manner, for such consideration (if any) and generally upon such terms (including by deferred payment or payment by instalments) as it may think fit and/or to concur in any of the foregoing (and nothing shall preclude any such disposal being made to a Funding Secured Creditor);

         (e) carry out any transaction, scheme or arrangement which the Security Trustee may, in its absolute discretion, consider appropriate with a view to or in connection with the sale of the Funding Charged Property;

         (f) do all or any of the things or exercise all or any of the powers, authorities and discretions conferred expressly or by implication on any Receiver under Clause 8.6 (Powers of the Receiver) or otherwise under this Second Priority Funding Deed of Charge; and

         (g) exercise all or any of the powers conferred on mortgagees by the 1925 Act as varied or extended by this Second Priority Funding Deed of Charge and any other rights and remedies that may be conferred by statute or common law or in equity on mortgagees or receivers.

6.6 Restriction on Disposal of Funding Charged Property: Notwithstanding the foregoing provisions of this Clause 6 (Enforcement), if the Funding Security has become enforceable otherwise than by reason of a default in payment of any amount due in respect of any Intercompany Loan which would be utilised to fund the payment of any amount due on the Class A Notes of any Issuer, the Security Trustee will not be entitled to dispose of all or part of the Funding Charged Property unless either:

         (a) a sufficient amount would be realised to allow a full and immediate discharge of such amount under each Intercompany Loan as would be sufficient to fund the payment in full of all amounts owing in respect of the Class A Notes of each Issuer and all prior ranking amounts due by Funding in accordance with the relevant Funding Priority of Payments; or

         (b) the Security Trustee is of the opinion, which shall be binding on the Funding Secured Creditors, reached after considering at any time and from time to time the advice of any financial or such other professional advisers selected by the Security Trustee for the purpose of giving such advice that the cashflow prospectively receivable by




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                  Funding  will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of Funding, to discharge in full in due course such amount under each Intercompany Loan as would be sufficient to fund the payment in full of all amounts owing in respect of the Class
                  A Notes of each Issuer and all prior ranking amounts due by Funding. The fees and expenses of the aforementioned financial adviser or such other professional adviser selected by the Security Trustee shall be paid by Funding; and

         (c) the Security Trustee shall not be bound to make the determination set out above unless it shall have been indemnified and/or secured to its satisfaction against all liabilities to which it may thereby become liable or which it may incur by so doing,

         PROVIDED THAT if the Security Trustee is unable to obtain the advice referred to in paragraph (b) above having made reasonable efforts to do so, this Clause 6.6 (Restriction on Disposal of Funding Charged Property) shall not apply.

6.7 Authorised Investments: Any monies which under the trusts of this Second Priority Funding Deed of Charge ought to or may be invested by the Security Trustee (or the Cash Manager on its behalf) after the security has become enforceable in accordance with Clause 6.2 (Enforceable) may be invested in the name or under the control of the Security Trustee in any Authorised Investments and the Security Trustee may at any time vary or transfer (or direct the Cash Manager to vary or transfer) any of such Authorised Investments for or into other such Authorised Investments as the Security Trustee in its absolute discretion may determine, and shall not be responsible (save where any loss results from the Security Trustee's fraud, wilful default or gross negligence or that of its officers or employees) for any loss occasioned by reason of any such investments whether by depreciation in value or otherwise, provided that such Authorised Investments were made in accordance with the foregoing provisions.

7.       Upon Enforcement

7.1 Upon Service of Intercompany Loan Enforcement Notice: From and including the date when the Security Trustee serves an Intercompany Loan Enforcement Notice (which has not been withdrawn) on Funding (provided that the Mortgages Trustee and the Cash Manager have been notified of the service of an Intercompany Loan Enforcement Notice) no action whatsoever may be taken by the Mortgages Trustee in relation to or in respect of the Funding Charged Property without the prior written consent of the Security Trustee save for any action required to preserve or protect the Mortgages Trustee's right, title or interest therein.

7.2 Application: Prior to and following enforcement of the Funding Security all amounts at any time held by Funding, the Cash Manager or the Security Trustee in respect of the security created under this Deed shall be held and/or applied by such person subject to and in accordance with the relevant provisions of the First Priority Funding Deed of Charge.

7.3 Scottish Trust Property: Without prejudice to the foregoing provisions of this Clause 7 (Upon Enforcement), Funding and the Mortgages Trustee hereby covenant and agree with and undertake to the Security Trustee that if at any time after the security constituted under this Deed shall have become enforceable the Security Trustee or any Receiver shall so require,



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         they will join together in directing the Seller to sell or dispose of all or any part of the Scottish Trust Property on terms previously approved by the Security Trustee and/or in causing the trusts constituted by all and any Scottish Trust Deeds to be wound up or performed and they will take all such actions and execute all such documents as may be necessary to effect such sale or disposal or winding up or performance and the distribution or transfer of the Scottish Trust Property or any part thereof in accordance with the terms of each Scottish Trust Deed, the Mortgages Trust Deed and this Second Priority Funding Deed of Charge. The Seller and the Mortgages Trustee hereby acknowledge and consent to the foregoing as trustee and beneficiary respectively in terms of each Scottish Trust Deed.

8.       Receiver

8.1 Appointment: At any time after the security constituted hereunder becomes enforceable, and whether or not the Security Trustee has taken possession of the Funding Charged Property, the Security Trustee may appoint, by writing or by deed, such person or persons (including an officer or officers of the Security Trustee) as the Security Trustee thinks fit to be a receiver, a receiver and manager or an administrative receiver of the Funding Charged Property or any part thereof (each a "Receiver") and, in the case of an appointment of more than one person, to act together or independently of the other or others.

8.2 Removal and Replacement: Except as otherwise required by statute, the Security Trustee may by writing or by deed remove a Receiver and appoint another in its place or to act with a Receiver and the Security Trustee may apply to the court for an order removing an administrative receiver.

8.3 Extension of Appointment: The exclusion of any part of the Funding Charged Property from the appointment of the Receiver shall not preclude the Security Trustee from subsequently extending its appointment (or that of the Receiver replacing it) to that part of the Funding Charged Property or appointing another Receiver over any other part of the Funding Charged Property.

8.4 Agent of Funding: The Receiver shall, so far as the law permits, be the agent of Funding and Funding alone shall be responsible for the Receiver's contracts, engagements, acts, omissions, misconduct, negligence or default and for liabilities incurred by it; and in no circumstances whatsoever shall the Security Trustee or any Funding Secured Creditor be in any way responsible for or incur any liability in connection with its contracts, engagements, acts, omissions, misconduct, negligence or default, and if a liquidator of Funding shall be appointed, the Receiver shall act as principal and not as agent for the Security Trustee. Notwithstanding the generality of the foregoing, such Receiver shall in the exercise of its powers, authorities and discretions conform to the regulations (if any) from time to time made and given by the Security Trustee.

8.5 Remuneration: Subject as provided otherwise by applicable law, the remuneration of the Receiver shall be fixed by the Security Trustee and may be or include a commission calculated by reference to the gross amount of all monies received or otherwise. Such remuneration and such commission) (if any) shall be payable hereunder by Funding alone subject always to Clause 8.3 (Funding Post-Enforcement Priority of Payments) of the First




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         Priority Funding Deed of Charge and the amount of such remuneration shall form part of the Funding Secured Obligations and shall accordingly be secured on the Funding Charged Property under the security created by or pursuant to this Second Priority Funding Deed of Charge.

8.6 Powers of the Receiver: The Receiver of Funding, in addition to any powers conferred on an administrative receiver, receiver, manager or receiver and manager by statute or common law, shall have the power to:

         (a)      take possession of, get in and collect the Funding Charged
                  Property;

         (b) subject as expressly provided in Clause 6.6 (Restriction on Disposal of Funding Charged Property), sell, transfer, convey, license, release or otherwise dispose of vary or deal with, and also to grant any option to purchase, and to effect exchanges of, the whole or any part of Funding Charged Property or any interest therein and to grant or accept surrenders, disclaimers and variations in relation to or otherwise affecting the Funding Charged Property in each case in such manner, for such consideration (if any) and generally upon such terms (including by deferred payment or payment by instalments) as it may think fit and/or to concur in any of the foregoing (and nothing shall preclude any such disposal being made to a Funding Secured Creditor);

         (c) carry out any transaction, scheme or arrangement which the Security Trustee may, in its absolute discretion, consider appropriate with a view to or in connection with the sale of the Funding Charged Property;

         (d) insure the Funding Charged Property against such risks and for such amounts as the Security Trustee may consider prudent and to obtain bonds and performance guarantees;

         (e) otherwise protect, maintain or improve, the Funding Charged Property or any part thereof in any manner and for any purpose whatsoever as it shall think fit;

         (f) transfer all or any of the Funding Charged Property and/or any of the liabilities to any other company or body corporate, whether or not formed or acquired for the purpose (and whether or not a subsidiary or associated company of the Security Trustee or any other party to the Funding Transaction Documents) and to form a subsidiary or subsidiaries of Funding;

         (g) carry on and manage or concur in managing or appoint a manager of, the whole or any part of the business of Funding in such manner as it shall in its absolute discretion think fit including the power to enter into any contract and to perform, repudiate, rescind or vary any contract to which Funding is a party;

         (h) sell or concur in selling the whole or any part of Funding's business whether as a going concern or otherwise;

         (i) appoint, dismiss, engage or vary the terms of employment of any employees, managers, agents or advisers of Funding upon such terms as to remuneration and otherwise for such periods as it may in its absolute discretion think fit;

         (j) in connection with the exercise or proposed exercise of any of its powers or in order to obtain payment of its remuneration or reimbursement of its expenses (in each case, whether or not already due), to borrow or raise money from any person, without security or on the security of the Funding Charged Property (either in priority to the security constituted by this Second Priority Funding Deed of Charge or otherwise) and generally in such manner and on such terms as it may think fit;

         (k) bring, defend, submit to arbitration, negotiate, compromise, enforce, abandon and settle actions, suits, claims and proceedings concerning or affecting the Funding Charged Property or the security created under or pursuant to this Second Priority Funding Deed of Charge;

         (l) exercise any powers, discretions, voting, conversion or other rights or entitlements in relation to any of the Funding Charged Property or incidental to the ownership of or rights in or to any of the Funding Charged Property and to complete or effect any transaction entered into by Funding or disclaim, abandon or modify all or any of the outstanding contracts or arrangements of Funding relating to or affecting the Funding Charged Property;

         (m) generally carry out, or cause to be carried out any transaction or scheme or arrangement whatsoever, whether similar or not to any of the foregoing, in relation to the Funding Charged Property which it may consider expedient as effectual as if it were solely and absolutely entitled to the Funding Charged Property;

         (n) in connection with the exercise of any of its powers, execute or do, or cause or authorise to be executed or done, on behalf of or in the name of Funding or otherwise, as it may think fit, all documents, acts or things, acts or things which it may consider appropriate;

         (o) redeem, discharge or compromise any security whether or not having priority to the security created hereunder;

         (p) enter into covenants, guarantees, commitments, indemnities and other obligations or liabilities as it shall think fit;

         (q) pay and discharge out of the profits and income of the Funding Charged Property and the monies to be made by it carrying on any such business as aforesaid the expenses in and about the carrying on and management of such business or in the exercise of any of the powers conferred by Clause 8 (Receiver) or otherwise in respect of the Funding Charged Property and all outgoings which it shall think fit to pay and to apply the residue of the said profits, income or monies in the manner provided by Clause 8.3 (Funding Post-Enforcement Priority of Payments) of the First Priority Funding Deed of Charge; and

         (r) exercise any other powers, rights and/or remedies that may be available at law or in equity including the powers referred to in Section 1 of the Insolvency Act 1986.

8.7 Security: The Security Trustee may from time to time and at any time require any such Receiver to give security for the due performance of its duties and may fix the nature and amount of the security to be so given but the Security Trustee shall not be bound in any such case to require any such security.

8.8 Application by Receiver: Save so far as otherwise directed by the Security Trustee, all monies from time to time received by such Receiver shall be paid over to the Security Trustee to be held by it on the trusts declared under this Second Priority Funding Deed of Charge and to be distributed in accordance with Clause 8.3 (Funding Post-Enforcement Priority of Payments) of the First Priority Funding Deed of Charge and Schedule 3 (Funding Priority of Payments) to the First Priority Funding Deed of Charge.

8.9 Payment to Receiver: The Security Trustee may pay over to such Receiver any monies constituting part of the Funding Charged Property to the intent that the same may be applied for the purposes of this Second Priority Funding Deed of Charge by such Receiver and the Security Trustee may from time to time determine what funds the Receiver shall be at liberty to keep in hand with a view to the performance of its duties as such Receiver.

8.10 No Restrictions: None of the restrictions imposed by the 1925 Act in relation to the appointment of receivers or the giving of notice or otherwise shall apply in relation to the Receiver.

9.       Further Assurance and Power of Attorney

9.1 Further Assurance: Funding covenants with and undertakes to the Security Trustee from time to time (notwithstanding that the security may not have become enforceable and the Security Trustee may not have served an Intercompany Loan Enforcement Notice) upon demand:

         (a) to execute, at Funding's cost, any document or do any act or thing which the Security Trustee or any Receiver may specify (including executing such Security Interests over its rights in and over the Funding Charged Property and any other assets of Funding in such form as the Security Trustee and/or any Receiver may require) with a view to:

                  (i) registering, perfecting, protecting or improving any charge or security or Security Interest created or intended to be created by or pursuant to this Second Priority Funding Deed or Charge (including any act or document which may be required or desirable under the laws of any jurisdiction in which any property or assets may be located in order to confer on the Security Trustee security over such property and assets equivalent or similar to the security intended to be conferred by or pursuant to this Second Priority Funding Deed of Charge) and in such form as the Security Trustee or the Receiver may specify; and/or

                  (ii) facilitating the realisation of or enforcement of rights of, all or any part of the Funding Charged Property or the exercise, or proposed exercise, of any of the powers, duties or discretions vested or intended to be vested in the Security Trustee or such Receiver by or pursuant to this Second Priority Funding Deed of Charge or doing any act or thing deemed necessary by the Security Trustee or the Receiver,

         (b) to give or join in giving or procuring the giving of any notices to any persons and obtain or procure that there is obtained any necessary acknowledgements in relation to such notices, all in such form as the Security Trustee or the Receiver may require and at the cost of Funding, and for the purpose of this Clause 9.1 a certificate in writing signed by the Security Trustee to the effect that any particular assurance or thing is required by it shall be conclusive evidence of that fact.

9.2 Execution of Power of Attorney: Immediately upon execution of this Deed, Funding shall execute and deliver to the Security Trustee the Power of Attorney in or substantially in the form set out in Schedule 1.

10.      Crystallisation

         Notice: The Security Trustee may, by notice in writing to Funding, declare that the floating charge hereby created shall be converted into a specific fixed charge over such of the undertaking, property and assets of Funding as the Security Trustee may specify in such notice at any time if:

         (a) a Potential Intercompany Loan Event of Default or Intercompany Loan Event of Default has occurred; or

         (b) it believes that the Funding Charged Property or any part thereof is in danger of being seized or sold under any form of distress, execution or diligence levied or is otherwise in jeopardy or;

         (c) it considers that it is desirable in order to protect the priority of the security created by this Second Priority Funding Deed of Charge.

11.      Provisions relating to the Security

11.1 Continuing Security: The security created under or pursuant to this Second Priority Funding Deed of Charge shall be:

         (a) in addition to and independent of and shall not operate so as to prejudice or affect or merge in any other security, right of recourse or other right whatsoever which may be held by any of the Funding Secured Creditors or the Security Trustee on their behalf in respect of the whole or any part of the Funding Secured Obligations and shall not be affected by any release, reassignment or discharge of such other security; and

(b) a continuing security for the Funding Secured Obligations and shall remain in force as continuing security for the Funding Secured Creditors and shall not be considered as satisfied or discharged by any intermediate payment or settlement of the whole or any part of the Funding Secured Obligations or the existence at any time of a credit balance on any current or other account or any other matter or thing whatsoever.

11.2 Consolidation: Section 93 of the 1925 Act shall not apply in relation to any of the Security Interest contained in this Second Priority Funding Deed of Charge.

11.3 Ruling Off: If the Security Trustee receives notice of any Encumbrance affecting the whole or any part of the Funding Charged Property or any security granted hereunder in contravention of the provisions hereof, in each case other than the Security Interests created under or pursuant to the First Priority Funding Deed of
         Charge:

         (a) the Security Trustee may open a new account in the name of Funding and, if it does not, it shall nevertheless be deemed to have done so at the time it received such notice; and

         (b) all payments made by Funding to the Security Trustee after the Security Trustee receives such notice shall be credited or deemed to have been credited to the new account, and in no circumstances whatsoever shall operate to reduce the Funding Secured Obligations as at the time the Security Trustee received such notice.

11.4     Avoidance of Payments: Any settlement, discharge or release between
         (a) Funding and (b) the Security Trustee or any Receiver (the "Relevant Person(s)") shall be conditional upon no security or payment granted or made to the Relevant Person(s) by Funding or any other person being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency or liquidation for the time being in force and, in the event of such security or payment being so avoided or reduced, the Relevant Person(s) shall be entitled to recover the value or amount of such security or payment from Funding and from the security subsequently as if such settlement, discharge or release had not occurred.

11.5 Retention of Charges: If the Security Trustee shall have reasonable grounds for believing that Funding may be insolvent or deemed to be insolvent pursuant to the provisions of the Insolvency Act 1986, as amended, (and production of a solvency certificate of a duly authorised officer of Funding shall be prima facie evidence of the solvency of Funding) as at the date of any payment made by Funding to the Security Trustee or otherwise in respect of the Funding Secured Obligations and that as a result, such payment may be capable of being avoided or clawed back, the Security Trustee shall be at liberty to retain the charges contained in or created pursuant to this Second Priority Funding Deed of Charge until the expiry of a period of one month plus such statutory period within which any assurance, security, guarantee or payment can be avoided or invalidated after the payment and discharge in full of all Funding Secured Obligations notwithstanding any release, settlement, discharge or arrangement which may be given or made by the Security Trustee on, or as a consequence of, such payment or discharge of liability provided that, if at any time within such period, a petition shall be presented to a competent court for an order for the winding up or the making of an administration order in respect of Funding, or if Funding shall commence to be wound up or to go into administration or any analogous proceedings shall be commenced by or against Funding, as the case may be, the Security Trustee shall be at liberty to continue to retain such security for such further period as the Security Trustee may determine and such security shall be deemed to continue to have been held as security for the payment and discharge to the Security Trustee of all Funding Secured Obligations.

11.6 Possession: Entry into possession of the Funding Charged Property or any part thereof shall not render the Security Trustee or any Receiver of Funding liable to account as mortgagee or creditor in possession for anything except actual receipts. If and whenever the Security Trustee or the Receiver enters into possession of the Funding Charged Property, it shall be entitled at any time to go out of such possession.

11.7 Change of Name, etc.: This Second Priority Funding Deed of Charge shall remain valid and enforceable notwithstanding any change in the name, composition or constitution of the Security Trustee or Funding or any amalgamation, merger or consolidation by the Security Trustee or Funding, with any other corporation (whether, in the case of Funding, permitted under the Funding Transaction Documents or not).

12.      Protection of Third Parties

12.1 No Enquiry: No purchaser from, or other person dealing with, the Security Trustee or a Receiver shall be concerned to enquire whether any of the powers exercised or purported to be exercised under this Second Priority Funding Deed of Charge has arisen or become exercisable, whether the Funding Secured Obligations remain outstanding or have become payable, whether the Security Trustee or the Receiver is authorised to act or as to the propriety or validity of the exercise or purported exercise of any power; and the title and the position of such a purchaser or other person shall not be impeachable by reference to any of those matters and all the protection to purchasers contained in Sections 104 and 107 of the 1925 Act shall apply to any person purchasing from or dealing with the Security Trustee or any such Receiver.

12.2 Receipts to Third Parties: Upon any sale, calling in, collection, enforcement or other realisation of the Funding Charged Property in accordance with the terms hereof and upon any other dealing or transaction under or pursuant to this Second Priority Funding Deed of Charge, the receipt of the Security Trustee or any Receiver shall be an absolute and a conclusive discharge to a purchaser or other person dealing with the Security Trustee or such Receiver and shall relieve it of any obligation to see to the application of any monies paid to or by the direction of the Security Trustee or such Receiver.

13.      Set-Off

         The Security Trustee may at any time following the service of an Intercompany Loan Enforcement Notice without notice and notwithstanding any settlement of account or other matter whatsoever combine or consolidate all or any existing accounts of Funding whether in its own name or jointly with others and held by it or any Funding Secured Creditor and may set-off or transfer all or any part of any credit balance or any sum standing to the credit of any such account (whether or not the same is due to Funding from the Security Trustee or relevant

         Funding Secured Creditor and whether or not the credit balance and the account in debit or the Funding Secured Obligations are expressed in the same currency in which case the Security Trustee is hereby authorised to effect any necessary conversions at its prevailing rates of exchange) in or towards satisfaction of any of the Funding Secured Obligations (and on or at any time after the security created under this Second Priority Funding
         Deed of Charge has become enforceable in accordance with Clause 6.2 (Enforceable) the Security Trustee may make such application notwithstanding any specified maturity of any deposits) but subject always to the Funding Priority of Payments and may in its absolute discretion estimate the amount of any liability of Funding which is contingent or unascertained and thereafter set-off such estimated amount and no amount shall be payable by the Security Trustee to Funding unless and until all Funding Secured Obligations have been ascertained and fully repaid or discharged.

14.      Representations and Covenants:

14.1 Funding hereby represents to the Security Trustee that it is, as of the date hereof, the beneficial owner of all of the Funding Charged Property free and clear of all liens, claims, charges or Encumbrances except those specifically created by the First Priority Funding Deed of Charge and this Second Priority Funding Deed of Charge, and undertakes that it will retain all rights associated with ownership of the Funding Charged Property free and clear of all liens, claims, charges, Encumbrances except those specifically created by the First Priority Funding Deed of Charge and this Second Priority Funding Deed of Charge or any other Funding Transaction Document.

14.2 Funding represents that it has taken all necessary steps to enable it to create the Security Interests in respect of the Funding Charged Property in accordance with this Second Priority Funding Deed of Charge and has taken no action or steps which will or may prejudice its right, title and interest in, to and under the Funding Charged Property.

14.3 Funding hereby undertakes that, for so long as any Funding Secured Obligation remains outstanding, Funding shall not, save to the extent contemplated in or provided in the Funding Transaction Documents or unless it has obtained the prior written consent of the Security
         Trustee:

         (a) either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, lease or otherwise dispose of or grant any option over all or any part of its assets, properties or undertakings or any interest, estate, right, title or benefit therein or agree or purport to do any of the foregoing, other than as provided for pursuant to the Funding Transaction Documents;

         (b) create or permit to subsist any Security Interest over or in respect of any of its assets (unless arising by operation of law) other than as provided for pursuant to the First Priority Funding Deed of Charge and this Second Priority Funding Deed of Charge.

15.      Terms of Appointment

15.1 By way of supplement to the Trustee Act 1925 and the Trustee Act 2000 it is expressly declared as set out in the following provisions of this Clause 15 (Terms of Appointment).

15.2     Reliance on Information:

         (a) The Security Trustee may in relation to this Second Priority Funding Deed of Charge act on the opinion or advice of, or a certificate or any information obtained from, any lawyer, banker, valuer, surveyor, securities company, broker, auctioneer, accountant or other expert in the United Kingdom or elsewhere, whether obtained by the Security Trustee or any Receiver, and shall not be responsible for any loss occasioned by so acting. Any such opinion, advice, certificate or information may be sent or obtained by letter, facsimile reproduction or in any other form and the Security Trustee shall not be liable for acting in good faith on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic provided that such error or lack of authenticity is not manifest.

         (b) The Security Trustee may call for and shall be entitled to rely upon, unless any of its officers in charge of the administration of this Second Priority Funding Deed of Charge shall have actual knowledge or express notice to the contrary, a certificate signed by two directors of Funding or a certificate of any other person in respect of every matter and circumstance for which a certificate is expressly provided for under this Second Priority Funding Deed of Charge or the other Funding Transaction Documents and to call for and rely upon, unless any of its officers in charge of the administration of this Second Priority Funding Deed of Charge shall have actual knowledge or express notice to the contrary, a certificate of Funding or any other person as to any other fact or matter prima facie within the knowledge of Funding or such person as sufficient evidence thereof and the Security Trustee shall not be bound in any such case to call for further evidence or be responsible for any loss, liability, costs, damages, expenses or inconvenience that may be caused by it failing to do so.

         (c) The Security Trustee may call for and shall be entitled to rely, unless any of its officers in charge of the administration of this Second Priority Funding Deed of Charge shall have actual knowledge or express notice to the contrary, upon any document provided to it by Funding, the Mortgages Trustee or the Cash Manager in respect of every matter and circumstance prima facie within the knowledge of Funding, the Mortgages Trustee or the Cash Manager and the Security Trustee shall not be bound in any such case to call for further evidence or be responsible for any loss, liability, costs, damages, expenses or inconvenience that may be caused by it failing to do so.

         (d) The Security Trustee shall be entitled to act on any requests or instructions of the Note Trustee without further enquiry and to assume that any requests or instructions of the Note Trustee pursuant to this Second Priority Funding Deed of Charge or any of the other Transaction Documents are
                  (a) given in accordance with the provisions of this Second Priority Funding Deed of Charge and (b) given, where appropriate, in accordance with the directions of the Noteholders of the relevant class, and the Security Trustee shall not be liable to any person for any action taken or omitted under or in connection with this Second Priority Funding Deed of Charge in accordance with any such instructions or requests. The Security Trustee shall be entitled to act upon any notice, request or other communication of any party to this Second Priority Funding Deed of Charge for the purposes of this Second Priority Funding Deed of Charge or any of the Transaction Documents if such notice, request or other communication purports to be signed or sent by or on behalf of any authorised signatory of such party.

15.3     Powers and Duties:

         (a) The Security Trustee shall not have any responsibility for or have any duty to make any investigation in respect of or in any way be liable whatsoever for the nature, status, creditworthiness or solvency of Funding.

         (b) The Security Trustee shall not be responsible for the scope or accuracy of any recitals, statements, warranty, representation or covenant of any party (other than the Security Trustee) contained herein or in any other Funding Transaction Document or any other document entered into in connection therewith and shall assume the accuracy and correctness thereof.

         (c) The Security Trustee shall (save as expressly otherwise provided herein or in the other Transaction Documents) as regards all trusts, powers, authorities and discretions vested in it by this Second Priority Funding Deed of Charge, the other Transaction Documents or by operation of law, have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and the Security Trustee shall not be responsible for any liability that may result from the exercise or non-exercise thereof but whenever the Security Trustee is under the provisions of this Second Priority Funding Deed of Charge bound to act at the request or direction any party, the Security Trustee shall nevertheless not be so bound unless first indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing.

         (d) The Security Trustee may accept without enquiry, requisition or objection such title as Funding may have to the Funding Charged Property or any part thereof from time to time and shall not be required to investigate or make any enquiry into or be liable for any defect or failure in the right or title of Funding to the Funding Charged Property or any part thereof from time to time whether or not any defect was known to the Security Trustee or might have been discovered upon examination, inquiry or investigation and whether or not capable of remedy.

         (e) The Security Trustee shall not be responsible for exercising the rights of any of the parties under the Transaction Documents or considering the basis upon which the approvals or consents are granted by any of the parties under the Transaction Documents.

         (f) The Security Trustee shall not be bound to give notice to any person of the execution of this Second Priority Funding Deed of Charge nor shall it have any duty to make any investigation in respect of or in any way be liable whatsoever for the registration, filing, protection or perfection of any security constituted by this Second Priority Funding Deed of Charge or the other Funding Transaction Documents relating to the Funding Charged Property or the priority of the security thereby and shall not be liable for any failure, omission or defect in perfecting, protecting, procuring the registration of or further assuring the security created or purported to be created by or pursuant to this Second Priority Funding Deed of Charge or other documents entered into in connection herewith.

         (g) The Security Trustee shall not have any duty to make any investigation in respect of or in any way be liable whatsoever for the failure to call for delivery of documents of title to or require any transfers, legal mortgages, charges or other further assurances in relation to any of the assets the subject matter of this Funding Deed or Charge or any other document.

         (h) The Security Trustee shall be under no obligation to monitor or supervise and shall not have any duty to make any investigation in respect of or in any way be liable whatsoever for the performance or observance by Funding or any other person of the provisions of this Second Priority Funding Deed of Charge or any other Funding Transaction Document and shall be entitled to assume that each person is properly performing and complying with its obligations.

         (i) The Security Trustee shall not have any responsibility for or have any duty to make any investigation in respect of or in any way be liable whatsoever for the existence, accuracy or sufficiency of any legal or other opinions, searches, reports, certificates, valuations or investigations delivered or obtained or required to be delivered or obtained at any time in connection with the Funding Charged Property.

         (j) The Security Trustee shall not be liable or responsible for any loss, cost, damage, expense or inconvenience which may result from anything done or omitted to be done by it under this Second Priority Funding Deed of Charge or under any of the other Funding Transaction Documents save where the same arises as a result of the Security Trustee's fraud, wilful default or gross negligence.

         (k) The Security Trustee shall have no responsibility whatsoever to any Funding Secured Creditor as regards any deficiency which might arise because the Security Trustee is subject to any Tax in respect of the Funding Charged Property or any part thereof or any income therefrom or any proceeds thereof or is required by law to make any withholding or deduction from any payment to any Funding Secured Creditor.

         (l) The Security Trustee will not be responsible or liable for any inadequacy or unfitness of any Funding Charged Property as security or any decline in value or any loss realised upon any disposition of the Funding Charged Property.

         (m) The Security Trustee shall not be obliged to perfect the legal title to any Mortgage in its name or any of the Related Security if, in its opinion, such perfection would or might result in the Security Trustee becoming liable to or incurring any obligation to Funding under a Mortgage or any of the Related Security and/or in its opinion, there is or would be insufficient cash to discharge, in accordance with the provisions of this Second Priority Funding Deed of Charge such liabilities or obligations as and when they arise.

         (n) Notwithstanding the generality of the above, the Security Trustee shall not be responsible for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or suitability of any of the Transaction Documents or any of the documents relating to the Mortgage Loans or Mortgages or other documents entered into in connection therewith or any security or the priority thereof constituted or purported to be constituted thereby or pursuant thereto nor shall it be responsible or liable to any person because of any invalidity of any provisions of such documents or the unenforceability thereof, whether arising from statute, law or decision of any court and (without prejudice to the generality of the foregoing) the Security Trustee shall not have any responsibility for, or have any duty to make any investigation in respect of or in any way be liable whatsoever for:

                  (i) the nature, status, creditworthiness or solvency of Funding or any other person or entity who has at any time provided any security or support whether by way of guarantee, charge or otherwise in respect of any advance made to Funding;

                  (ii) the title, ownership, value, sufficiency or existence of any Mortgaged Property;

                  (iii) the registration, filing, protection or perfection of any Mortgage Loans or Mortgages or the priority of the security created thereby whether in respect of any initial advance or any subsequent advance or any other sums or liabilities;

                  (iv) the scope or accuracy of any representation, warranties or statements made by or on behalf of Funding in any application for any advance or in any mortgage or charge or any document entered into in connection therewith;

                  (v) the performance or observance by Funding or any other person of any provisions of any Mortgage Loans or Mortgages or in any document entered into in connection therewith or the fulfilment or satisfaction of any conditions contained therein or relating thereto or as to the existence or occurrence at any time of any default, event of default or similar event contained therein or waiver or consent which has at any time been granted in relation to any of the foregoing;

                  (vi) the existence, accuracy or sufficiency of any legal or other opinions, searches, reports, certificates, valuations or investigations delivered or obtained or required to be delivered or obtained at any time in connection with Mortgage Loans or Mortgages;

                  (vii) the title of the Seller or the Mortgages Trustee to Mortgage Loans or Mortgages;

                  (viii) the suitability, adequacy or sufficiency of any Lending Criteria and any arrears and enforcement procedures operated by the Seller or compliance therewith or compliance with any applicable criteria for any Further Advances or the legality or recoverability or enforceability thereof or the priority of the security in relation thereto;

                  (ix) the compliance of the provisions and contents of and the manner and formalities applicable to the execution of the Mortgage Loans or Mortgages and any documents connected therewith or the making of any advance intended to be secured thereby, with the relevant mortgage indemnity policies and with any applicable laws or regulations (including without prejudice to the generality of the foregoing, the Consumer Credit Act 1974);

                    (x) the failure by the Seller to obtain or comply with any licence, consent or other authority in connection with the origination, sale or purchase of any of the Mortgage Loans or Mortgages or the making of any advances in connection therewith or the failure to effect or procure registration of or to give notice to any person in relation to or otherwise protect the security created or purported to be created by or pursuant to any of the Mortgage Loans or Mortgages or other documents entered into in connection therewith;

                    (xi) the failure to call for delivery of documents of title to or require any transfers, legal mortgages, charges or other further assurances in relation to any of the assets the subject matter of any of the Funding Transaction Documents or any other document;

                    (xii) any accounts, books, records or files maintained by the Seller, the Administrator or any other person in respect of any of the Mortgage Loans or Mortgages; or

                    (xiii) any other matter or thing relating to or in any way connected with any Mortgage Loans or Mortgages or any document entered into in connection therewith whether or not similar to the foregoing.

               (o) The Security Trustee shall not be responsible for, nor shall it have any liability with respect to, any loss or theft of the Funding Charged Property and, without prejudice to any provisions relating to insurance under the Funding Transaction Documents, the Security Trustee shall not be under any obligation to insure any of the Funding Charged Property or any deeds or documents of title or other evidence in respect of the Security or to require any other person to maintain such insurance and the

                    Security Trustee shall not be responsible for any loss, expense or liability which may be suffered as a result of the lack of or inadequacy of such insurance.

               (p) The Security Trustee shall not be responsible for any liability occasioned to the Funding Charged Property however caused, whether by an act or omission of Funding or any other party to the Transaction Documents or any other person (including any bank, broker, depositary, warehouseman or other intermediary or any clearing system or operator thereof) or otherwise irrespective of whether the Funding Charged Property is held by or to the order of any such persons, unless such loss is caused by the fraud, wilful default or gross negligence of the Security Trustee.

               (q) The Security Trustee shall not be responsible for the receipt or application by Funding of the proceeds of any Intercompany Loan or any Start-up Loan.

               (r) The Security Trustee shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Second Priority Funding Deed of Charge and the other Funding Transaction Documents and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Security Trustee, shall be conclusive and shall bind the Security Trustee and the Funding Secured Creditors.

               (s) The Security Trustee may determine whether or not a default in the performance by Funding of any obligation under the provisions of this Second Priority Funding Deed of Charge or any other Funding Transaction Document is capable of remedy and/or whether the same is materially prejudicial to the interests of the Funding Secured Creditors or any of them and if the Security Trustee shall certify that any such default is, in its opinion, not capable of remedy and/or materially prejudicial to the interests of the Funding Secured Creditors or any of them, such certificate shall be conclusive and binding upon the Funding Secured Creditors.

               (t) The Security Trustee shall be entitled to assume for the purposes of exercising any power, trust, authority, duty or discretion under or in relation to these presents or any of the other Transaction Documents, that such exercise will not be materially prejudicial to the interests of the Noteholders if the Rating Agencies have confirmed in writing that the then current ratings of the Notes would not be adversely affected by such exercise.

               (u) Unless provided otherwise in any Transaction Document, where an Intercompany Loan Event of Default or a Completion Event refers to materiality or like terminology, any determination of materiality or like terminology or the absence thereof will be in the opinion of Funding as certified to the Security Trustee, which certificate shall be conclusive evidence of the occurrence of (or absence of) such circumstances.

               (v) The Security Trustee shall have no liability whatsoever for any loss, cost, damages or expenses directly or indirectly suffered or incurred by any person as a result of the delivery by the Security Trustee to Funding or any other party to the Transaction

                    Documents of a certificate as to material prejudice or as to no material prejudice pursuant to the Conditions or any Transaction Document and any such certificate shall be binding on the Funding Secured Creditors.

               (w) The Security Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Security Trustee (including the receipt and payment of monies). The Security Trustee shall not be responsible for any misconduct or omission on the part of any person appointed by it or be bound to supervise the proceedings or acts of any such persons and shall not be responsible for any loss, costs, liability or expenses incurred by any misconduct or default on the part of any such person, provided that the Security Trustee has exercised reasonable care in selecting any such agent.

               (x) Any trustee of this Second Priority Funding Deed of Charge being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of this deed and the Funding Transaction Documents and also his charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with this Second Priority Funding Deed of Charge and the Funding Transaction Documents, including matters which might or should have been attended to in person by a trustee not being a lawyer, accountant, broker or other professional person.

               (y) The Security Trustee may, in the execution of all or any of the trusts, powers, authorities and discretions vested in it by this Second Priority Funding Deed of Charge or any of the other Funding Transaction Documents, act by responsible officers or a responsible officer for the time being of the Security Trustee. The Security Trustee may also, whenever it thinks expedient in the interests of the Funding Secured Creditors, whether by power of attorney or otherwise, delegate to any person or persons all or any of the trusts, rights, powers, duties, authorities and discretions vested in it by this Second Priority Funding Deed of Charge or any of the other Funding Transaction Documents. Any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate) as the Security Trustee may think fit in the interests of the Funding Secured Creditors, provided that the Security Trustee shall have exercised reasonable care in the selection of such delegate and, where a power to sub-delegate has been given, shall oblige the delegate to exercise reasonable care in the selection of any sub-delegate. The Security Trustee shall not be bound to supervise the proceedings of, or be responsible for any loss, costs, liability or expenses incurred by any misconduct or default on the part of, such delegate or sub-delegate. The Security Trustee shall give prompt notice to Funding of the appointment of any delegate as aforesaid and shall procure that any delegate shall also give prompt notice of the appointment of any sub-delegate to Funding.

               (z) Where it is necessary or desirable for any purpose in connection with this Second Priority Funding Deed of Charge to convert any sum from one currency to another it shall (unless otherwise provided by this Second Priority Funding Deed of Charge or required by law) be converted at such rate or rates in accordance with such method and as at such date for the determination of such rate of exchange, as may be specified by the Security Trustee in its absolute discretion but having regard to current rates of exchange if available and the Security Trustee shall not be liable for any loss occasioned by the said conversion and any rate, method and date so specified shall be binding on Funding and the Funding Secured Creditors.

               (aa) Any consent given by the Security Trustee for the purposes of this Second Priority Funding Deed of Charge or any of the other Transaction Documents may be given on such terms and subject to such conditions (if any) as the Security Trustee thinks fit and may be given retrospectively.

               (bb) The Security Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Security Trustee assigned by the Security Trustee to administer its corporate trust matters unless the Security Trustee was grossly negligent in ascertaining the pertinent facts.

               (cc) The Security Trustee shall not (unless required by law or ordered to do so by a court of competent jurisdiction) be required to disclose to any Funding Secured Creditor or other person any information made available to the Security Trustee by Funding or any other person in connection with the trusts of this Second Priority Funding Deed of Charge or the Funding Transaction Documents and no Funding Secured Creditor or other person shall be entitled to take any action to obtain from the Security Trustee any such information.

               (dd) Notwithstanding anything else in this Second Priority
                    Funding Deed of Charge or the other Funding Transaction Documents, the Security Trustee may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any governmental agency or which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

               (ee) The powers conferred by this Second Priority Funding Deed of Charge upon the Security Trustee or any Receiver shall be in addition to and not in substitution for any powers which may from time to time be conferred on the Security Trustee or any such Receiver by statute or under common law.

               (ff) The Security Trustee has no duties or responsibilities except those expressly set out in this Second Priority Funding Deed of Charge or in the Funding Transaction Documents.

               (gg) The Security Trustee shall not be responsible for the maintenance of the rating of the Notes.

15.4 No Financial Liability: Notwithstanding anything else herein contained, the Security Trustee may refrain from taking any action or exercising any right, power, authority or discretion vested in it under this Second Priority Funding Deed of Charge, any other Transaction Document, any Funding Charged Property or any other agreement relating to the transactions herein or therein contemplated until it has been indemnified and/or secured to its satisfaction against and all liabilities which might be brought, made or conferred against or suffered, incurred or sustained by it as a result. Notwithstanding any other provision of this Second Priority Funding Deed of Charge or of any other Transaction Document, nothing shall require the Security Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers or otherwise in connection with this Second Priority Funding Deed of Charge or any other Funding Transaction Document (including, without limitation, forming any opinion or employing any legal, financial or other adviser), if it shall believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it. Further, without prejudice to the right of indemnity by law given to trustees, Funding hereby covenants further, to reimburse, pay or discharge (on a full indemnity basis) on demand the Security Trustee and every attorney, receiver, manager, agent, delegate or other person appointed by it under this Second Priority Funding Deed of Charge from and against all liabilities, losses, damages, costs, expenses, actions, proceedings, claims and demands (including without limitation legal fees and any applicable value added tax or similar tax) incurred by or made against it or him in the execution or purported execution of the trusts of this Second Priority Funding Deed of Charge or of its or his powers or in respect of any matter or thing done or omitted in any way relating to this Second Priority Funding Deed of Charge or any of the other Funding Transaction Documents except such as may arise from the gross negligence or wilful misconduct or fraud of any such indemnified person.

15.5     Assumption of No Default:

         (a) The Security Trustee shall not be bound to ascertain whether any Intercompany Loan Event of Default or Potential Intercompany Loan Event of Default has happened and, until it shall have actual knowledge or express notice to the contrary, the Security Trustee shall be entitled to assume that no such Intercompany Loan Event of Default or Potential Intercompany Loan Event of Default has happened and that Funding is observing and performing all the obligations on its part contained in each Intercompany Loan Agreement and no event has happened as a consequence of which any Intercompany Loan may become repayable.

         (b) The Security Trustee shall not be bound to ascertain whether any Completion Event or any failure by the Seller to comply with any of its obligations under the Mortgage Sale Agreement or any event which with the giving of notice or expiry of any grace period or certification as specified in respect of such Completion Event or Seller failure of its obligations would constitute the same has happened and, until it shall receive express notice to the contrary from any party to the Transaction Documents, the Security Trustee shall be entitled to assume that no such Completion Event or Seller failure of its obligations or such other event as described above has happened and that Funding, the Administrator or the Seller (as the case may be) is observing and performing all of their respective obligations contained in each of the Transaction Documents to which they are a party.

          (c) The Security Trustee shall not be bound to ascertain whether any material breach of any of the Representations and Warranties referred to in Clause 8 of the Mortgage Sale Agreement or any event which with the giving of notice or expiry of any grace period or certification as specified in such representation and warranties would constitute the same has happened and, until it shall receive express notice to the contrary from any party to the Transaction Documents, the Security Trustee shall be entitled to assume that no such breach or such other event as described above has happened and that the Seller is observing and performing its obligations contained in the Mortgage Sale Agreement.

          (d) The Security Trustee shall not be bound to ascertain whether any termination event under the Administration Agreement or any event which with the giving of notice or expiry of any grace period or certification as specified in respect of such termination event would constitute the same has happened and, until it shall receive express notice to the contrary pursuant to Clause 19.5 of the Administration Agreement, the Security Trustee shall be entitled to assume that no such termination event under the Administration Agreement or such other event as described above has happened and that the Administrator is observing and performing all of its obligations contained in each of the Transaction Documents to which it is a party.

          (e) The Security Trustee shall not be bound to ascertain whether any Cash Manager Termination Event or any event which with the giving of notice or expiry of any grace period or certification as specified in such Cash Manager Termination Event would constitute the same has happened and, until it shall receive express notice to the contrary pursuant to Clause 12.4 of the Cash Management Agreement, the Security Trustee shall be entitled to assume that no such Cash Manager Termination Event or such other event as described above has happened and that the Cash Manager is observing and performing its obligations contained in the Cash Management Agreement.

          (f) The Security Trustee shall not be bound to ascertain whether any Termination Event under the Bank Account Agreement or the Funding (First Issuer) Bank Account Agreement or any event which with the giving of notice or expiry of any grace period or certification as specified in such Bank Account Agreement or such Funding (First Issuer) Bank Account Agreement, as applicable, would constitute the same has happened and, until it shall receive express notice to the contrary pursuant to Clause 8.3 of the Bank Account Agreement or the Funding (First Issuer) Bank Account Agreement, as applicable, the Security Trustee shall be entitled to assume that no such termination event under the Bank Account Agreement or the Funding (First Issuer) Bank Account Agreement or such other event as described above has happened and that the relevant Account Bank is observing and performing its obligations contained in the Bank Account Agreement or the Funding (First Issuer) Bank Account Agreement, as applicable.

          (g) The Security Trustee shall not be bound to ascertain whether any Flexible Mortgages Loans or part thereof is unenforceable and/or does not fall within the first ranking charge by way of legal mortgage over the relevant Mortgaged Property has happened and, until it shall receive express notice to the contrary from any party to the Transaction Documents, the Security Trustee shall be entitled to assume that no such event has happened.

15.6 Commercial Transactions: The Security Trustee shall not, and no director, officer or employee of any corporation being a Security Trustee hereof shall by reason of the fiduciary position of the Security Trustee be in any way precluded from making any commercial contracts or entering into any commercial transactions with any party to the Funding Transaction Documents, whether directly or through any subsidiary or associated company, or from accepting the trusteeship of any other debenture stock, debentures or securities of any party to the Funding Transaction Documents, and without prejudice to the generality of these provisions, it is expressly declared that such contracts and transactions include any contract or transaction in relation to the placing, underwriting, purchasing, subscribing for or dealing with or lending monies upon or making payments in respect of or any stock, shares, debenture stock, debentures or other securities of any party to the Funding Transaction Documents or any contract of banking or insurance of any party to the Funding Transaction Documents and neither the Security Trustee nor any such director, officer or employee shall be accountable to any Funding Secured Creditor or to any party to the Funding Transaction Documents for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions, and the Security Trustee and any such director, officer or employee shall also be at liberty to retain the same without accounting therefor.

15.7 Trustee Liable for Negligence: None of the provisions of this Second Priority Funding Deed of Charge shall, in any case in which the Security Trustee has failed to show the degree of care and diligence required of it as security trustee under this Second Priority Funding Deed of Charge, having regard to the provisions of this Second Priority Funding Deed of Charge conferring on the Security Trustee any powers, authorities or discretions, relieve or indemnify the Security Trustee against any liabilities which by virtue of any rule of law would otherwise attach to it in respect of any gross negligence, default, breach of duty or breach of trust of which it may be guilty in relation to its duties under this Second Priority Funding Deed of Charge.

15.8 Delegation of Certain Functions to Authorised Third Party: Without prejudice to the provisions of this Second Priority Funding Deed of Charge, references to the Security Trustee taking action in connection with any duty of the Seller or Administrator under any Transaction Document shall be read subject to clause 25 and Schedule 4 of the Administration Agreement.

16.      Remuneration of the Security Trustee

16.1 Remuneration: Funding shall (subject as hereinafter provided) pay to the Security Trustee an annual fee of such amount as shall from time to time be agreed by Funding and the Security Trustee. Such remuneration shall be payable on Payment Dates subject to and in accordance with the Funding Pre-Enforcement Revenue Priority of Payments or, as the case may be, the

         Funding Post-Enforcement Priority of Payments. Such remuneration shall accrue from day to day and be payable up to and including the date when all of the Funding Secured Obligations have been paid or discharged and the Security Trustee has released, reassigned and/or discharged the Funding Charged Property as provided in Clause 4 (Release of Funding Charged Property).

16.2 Additional Remuneration: In the event of the occurrence of an Intercompany Loan Event of Default or a Potential Intercompany Loan Event of Default or the Security Trustee giving an Intercompany Loan Enforcement Notice or the Security Trustee using its reasonable endeavours to appoint and maintain an Authorised Third Party or considering it expedient or necessary or being requested by Funding to undertake duties which the Security Trustee and Funding agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Security Trustee under this Second Priority Funding Deed of Charge, Funding shall pay to the Security Trustee such additional remuneration as shall be agreed between them. In the event of the Security Trustee failing to agree upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Security Trustee under this Second Priority Funding Deed of Charge, or upon such additional remuneration, then such matter shall be determined by a merchant bank (acting as an expert and not as an arbitrator) selected by the Security Trustee and approved by Funding or, failing such approval, nominated (on the application of the Security Trustee) by the President for the time being of the Law Society of England and Wales (the expense involved in such nomination and the fees of such merchant bank being payable by Funding) and the determination of any such merchant bank shall be final and binding upon the Security Trustee and Funding.

16.3 Expenses: Funding shall on written request, pay all other costs, charges and expenses (including legal and travelling expenses and the cost of using its reasonable endeavours to appoint and maintain an Authorised Third Party) (against production of invoices) which the Security Trustee or any persons appointed by it to whom any trust, power, authority or discretion may be delegated by it in relation to this Second Priority Funding Deed of Charge may properly incur. including but not limited to:

         (a) the negotiation, preparation and execution of, the exercise of its powers and the performance of its duties under this Second Priority Funding Deed of Charge;

         (b) the preservation or attempted preservation of any of the charges contained in or granted pursuant to this Second Priority Funding Deed of Charge; and

         (c) any other action taken by or on behalf of the Security Trustee with a view to the recovery of the Funding Secured Obligations or for enforcing the security constituted in this Second Priority Funding Deed of Charge.

16.4 Indemnity: Funding shall indemnify the Security Trustee and any Receiver in respect of all proceedings, claims, actions, demands, losses, costs, charges, expenses and liabilities to which it (or any person appointed by it to whom any trust, power, authority or discretion may be delegated by it in the execution or purported execution of the trusts, powers, authorities or discretions vested in it by or pursuant to this Second Priority Funding Deed of Charge and any of the other Funding Transaction Documents to which the Security Trustee is a party) may be or become liable or which may be properly incurred by it (or any such person as aforesaid) in the execution or purported execution of any of its trusts, powers, authorities and discretions hereunder or its functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to this Second Priority Funding Deed of Charge and any of the other Funding Transaction Documents to which the Security Trustee is a party save where the same arises as a result of the fraud, gross negligence or wilful default by the Security Trustee or, as the case may be, such Receiver or any of their officers or employees or the breach by the Security Trustee of the terms of this Second Priority Funding Deed of Charge.

16.5 Stamp Duties: Funding shall, to the extent permitted by applicable United Kingdom law, pay all stamp duties and other duties or taxes of a similar nature, including for the avoidance of doubt any duty levied under the Stamp Act 1891 as amended and supplemented, (if any) payable on or arising out of or in consequence of:

         (a) the creation of the security constituted by or pursuant to this Second Priority Funding Deed of Charge; and

         (b) the execution and delivery of this Second Priority Funding Deed of Charge and documents executed pursuant hereto and the other Funding Transaction Documents (except where the obligation to pay all stamp duties and other duties or taxes of a similar nature is expressed to be the obligation of a person other than Funding).

16.6 VAT: All sums payable by Funding under this Second Priority Funding Deed of Charge are deemed to be exclusive of any amount in respect of VAT. If, pursuant to any provision of this Second Priority Funding Deed of Charge, the Security Trustee or the Receiver of Funding makes any taxable or deemed taxable supply to Funding, then Funding shall pay to the Security Trustee or the Receiver of Funding (as the case may be) (in addition to the consideration for the supply) an amount equal to the VAT charged in respect of such taxable or deemed taxable supply against production of a valid VAT invoice.

16.7 Interest: Subject as provided in Clause 16.8 (Payment), all sums payable by Funding under this Clause 16 (Remuneration of the Security Trustee) shall be payable on demand or, in the case of any remuneration payable under Clause 16.1 (Remuneration) on the due date specified therein and shall carry interest at the rate per annum, which is one per cent. per annum above the base rate from time to time of the National Westminster Bank Plc from the date on which they were paid, charged or incurred by the Security Trustee or any Receiver or, in the case of remuneration, the due date for payment thereof, to the date of actual payment.

16.8 Payment: Notwithstanding the other provisions of this Second Priority Funding Deed of Charge, any amount owing by Funding pursuant to this Clause 16 (Remuneration of the Security Trustee) shall only be payable by Funding subject to and in accordance with the Funding Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Funding Post-Enforcement Priority of Payments.

16.9 Survival: Unless otherwise specifically stated in any discharge of this Second Priority Funding Deed of Charge, the provisions of this Clause 16 (Remuneration of the Security Trustee) shall continue in full force and effect notwithstanding such discharge.

17.      Appointment, Removal and Retirement of Security Trustee

17.1 Power of Funding: The power of appointing a new Security Trustee and removing the Security Trustee or any new Security Trustee shall be vested in Funding but such appointment or removal must be approved by the Note Trustee, after consultation with each of the Funding Secured Creditors (such approval not to be unreasonably withheld or delayed). A trust corporation may be appointed sole trustee hereof but subject thereto there shall be at least two trustees hereof, one at least of which shall be a trust corporation. Any appointment of a new Security Trustee and any retirement of an existing Security Trustee hereof shall as soon as practicable thereafter be notified by Funding to the Funding Secured Creditors.

17.2 U.S. Investment Company Act: Any new Security Trustee must (i) meet the requirements of section 26(a)(1) of the U.S. Investment Company Act of 1940; (ii) not be an affiliate (as defined in Rule 405 of the U.S. Securities Act of 1933, as amended) of any relevant Issuer or of any person involved in the organisation or operation of any relevant Issuer; (iii) not offer or provide credit or credit enhancement to any relevant Issuer; and (iv) execute an agreement or instrument concerning the Notes containing provisions to the effect set forth in section 26(a)(3) of the U.S. Investment Company Act of 1940.

17.3 Powers of Security Trustee to appoint: Notwithstanding the provisions of Clause 17.1 (Power of Funding), the Security Trustee may (as attorney for Funding) upon giving prior notice to Funding but without the consent of Funding or the Funding Secured Creditors appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Security Trustee:

         (a) if the Security Trustee considers such appointment to be in the interests of the Funding Secured Creditors; or

         (b) for the purposes of conforming to any legal requirement, restriction or condition in any jurisdiction in which any particular act or acts are to be performed or any Funding Charged Property is or is to be located; or

         (c) for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction either of a judgment already obtained or of the provisions of this Second Priority Funding Deed of Charge or any of the other Funding Transaction Documents to which the Security Trustee is a party or obligations arising pursuant thereto or of any of the security constituted by or pursuant to this Second Priority Funding Deed of Charge.

         Funding hereby irrevocably appoints the Security Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of this Second Priority Funding Deed of Charge and any other Funding Transaction Document to which the Security Trustee is a party) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Security Trustee by this Second Priority Funding Deed of
         Charge or any of the other Funding Transaction Documents to which the Security Trustee is a party) and such duties and obligations as shall be conferred or imposed on it by the instrument of appointment. The Security Trustee shall have power in like manner to remove any such person. Such proper remuneration as the Security Trustee may pay to any such person, together with any attributable costs, charges and expenses incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of this Second Priority Funding Deed of Charge be treated as costs, charges and expenses incurred by the Security Trustee.

17.4 Multiple Trustees: Whenever there shall be more than two trustees hereof, the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by this Second Priority Funding Deed of Charge and any of the other Funding Transaction Documents in the Security Trustee generally.

17.5 Retirement of Security Trustee: Subject as provided in Clause 17.6 (Retirement or Removal not Effective), any Security Trustee for the time being of this Second Priority Funding Deed of Charge may retire at any time upon giving not less than three calendar months' prior notice in writing to Funding without assigning any reason therefor and without being responsible for any costs resulting from such retirement.

17.6 Retirement or Removal not Effective: The retirement or removal of any Security Trustee shall not become effective unless (1) there remains at least one trustee hereof being a trust corporation in office upon such retirement or removal and (2) there remains at least one trustee of each Issuer Trust Deed and Issuer Deed of Charge being the same trust corporation. Funding covenants that, in the event of a trustee (being a sole trustee or the only trust corporation) giving notice under Clause 17.5 (Retirement of Security Trustee) or being removed as referred to in Clause 17.1 (Power of Funding) it shall use its best endeavours to procure a new Security Trustee of this Deed (being a trust corporation) to be appointed as soon as reasonably practicable thereafter (for the avoidance of doubt, in the same terms as this Second Priority Funding Deed of Charge). If within 60 days of having given notice of its intention to retire, Funding has failed to appoint a replacement Security Trustee, the outgoing Security Trustee will be entitled to appoint its successor (provided that the Rating Agencies confirm that the then current ratings of the Notes shall not be either downgraded, reviewed or withdrawn as a result of such appointment).

17.7 Retirement or Removal of Note Trustee: If the Note Trustee retires or is removed in accordance with the provisions of the First Issuer Trust Deed and each other Issuer Trust Deed, then the Security Trustee shall retire at the same time in accordance with the provisions of this Clause 17 (Appointment, Removal and Retirement of Security Trustee). The successor Security Trustee and the successor Note Trustee shall be the same person or persons.

17.8 Merger: Any corporation into which the Security Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Security Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Security Trustee, shall be the



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

         successor of the Security Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

18.      Miscellaneous Provisions

18.1 Evidence of Indebtedness: In any action, proceedings or claim relating to this Second Priority Funding Deed of Charge or the charges contained in this Second Priority Funding Deed of Charge, a statement as to any amount due to any Funding Secured Creditor or of the Funding Secured Obligations or any part thereof or a statement of any amounts which have been notified to the Security Trustee as being amounts due to any Funding Secured Creditor which is certified as being correct by an officer of the Security Trustee or an officer of the relevant Funding Secured Creditor shall, save in the case of manifest error, be conclusive evidence that such amount is in fact due and payable.

18.2 Liability: All the liabilities and obligations of Funding under or by virtue of this Second Priority Funding Deed of Charge shall not be impaired by:

         (a) any failure of this Second Priority Funding Deed of Charge to be legal, valid, binding and enforceable as regards Funding whether as a result of a lack of corporate powers or of directors' authority, defective execution or for any other reason whatsoever;

         (b) any giving of time, forbearance, indulgence or waiver as regards Funding;

         (c)  a discharge or release of Funding; or

         (d) any other matter or event whatsoever whether similar to the foregoing or not which might have the effect of impairing all or any of its liabilities or obligations except proper and valid payment or discharge of all Funding Secured Obligations and amounts whatsoever which this Second Priority Funding Deed of Charge provides are to be paid by Funding or an absolute discharge or release of Funding signed by the Funding Secured Creditors and the Security Trustee.

19.      Rights cumulative

         The respective rights of the Security Trustee, the Mortgages Trustee, Funding and any Receiver to this Second Priority Funding Deed of Charge are cumulative and may be exercised as often as each considers appropriate and are in addition to their respective rights under the general law. No failure on the part of the Security Trustee, the Mortgages Trustee, Funding or any Receiver to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies in this Deed are cumulative and not exclusive of any remedies provided by law.

20.      Corporate Obligations

20.1 Corporate Obligations: To the extent permitted by law, no recourse under any obligation, covenant, or agreement of any person contained in this Second Priority Funding Deed of

         Charge shall be had against any shareholder, officer or director of such person as such, by the enforcement of any assessment or by any legal proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of each person expressed to be a party hereto and no personal liability shall attach to or be incurred by the shareholders, officers, agents or directors of such person as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such person contained in this Second Priority Funding Deed of Charge, or implied therefrom, and that any and all personal liability for breaches by such person of any of such obligations, covenants or agreements, either under any applicable law or by statute or constitution, of every such shareholder, officer, agent or director is hereby expressly waived by each person expressed to be a party hereto as a condition of and consideration for the execution of this Second Priority Funding Deed of Charge.

21.      Notices

         Any notices or other communication or document to be given or delivered pursuant to this Second Priority Funding Deed of Charge to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or by facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched or (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a London Business Day or on the next London Business Day if delivered thereafter or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

         (a) in the case of Funding, to Granite Finance Funding Limited situated at 4 Royal Mint Court, London EC3N 4HJ (facsimile number 020 7073 7874) for the attention of The Company Secretary with a copy to Northern Rock plc, Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL (facsimile number 0191 213 2203) for the attention of the Group Secretary;

         (b) in the case of the Security Trustee, to The Bank of New York situated at 48th Floor, One Canada Square, London E14 5AL attention Corporate Trust (Global Structured Finance) (facsimile number 020 7964 6399); and

         (c) in the case of the Mortgages Trustee, to Granite Finance Trustees Limited situated at 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands, (facsimile number 01534 609333) for the attention of The Company Secretary with a copy to Northern Rock plc, Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL (facsimile number 0191 213 2203) for the attention of the Group Secretary;

         or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by fifteen days prior written notice in accordance with the provisions of this Clause 21.

22.      Third Party Rights

         A person who is not a party to this Deed other than the Funding Secured Creditors may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

23.      Execution in Counterparts; Execution and Effectiveness; Severability

23.1 Counterparts: This Second Priority Funding Deed of Charge may be executed in any number of counterparts (manually or by facsimile) and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

23.2 Effectiveness of Execution: This Second Priority Funding Deed of Charge shall be fully effective and binding upon Funding and the Security Trustee upon at least one copy of this Second Priority Funding Deed of Charge having been executed and delivered by both Funding and the Security Trustee notwithstanding that any other person expressed to be a party to this Second Priority Funding Deed of Charge has not then executed and delivered this Deed and notwithstanding any such party has executed or executes and has delivered or delivers a counterpart of this Deed.

23.3 Severability: Where any provision in or obligation under this Second Priority Funding Deed of Charge shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under this Second Priority Funding Deed of Charge, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

24.      Governing Law and Submission to Jurisdiction

24.1 Governing Law: This Second Priority Funding Deed of Charge is governed by, and shall be construed in accordance with, English law, provided that any terms hereof which are particular to the law of Scotland shall be construed in accordance with Scots law.

24.2 Submission to Jurisdiction: Each of the parties hereto irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Second Priority Funding Deed of Charge and, for such purposes, irrevocably submits to the jurisdiction of such courts.

24.3 Process Agent: The Mortgages Trustee irrevocably and unconditionally appoints Mourant & Co. Capital (SPV) Limited at 4 Royal Mint Court, London EC3N 4HJ or otherwise at its registered office for the time being as its agent for service of process in England in respect of any proceedings in respect of this Second Priority Funding Deed of Charge and undertakes that in the event of Mourant & Co. Capital
         (SPV) Limited ceasing so to act it will appoint another person with a registered office in London as its agent for service of process.

24.4 Forum: Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

IN WITNESS of which this Second Priority Funding Deed of Charge has been executed by the parties hereto as a deed which has been delivered on the date first appearing on page one.

EXECUTED AS A DEED by                      )
GRANITE FINANCE FUNDING LIMITED            )
acting by:                                 )

---------------------------------
Director

Name:

Title:


---------------------------------
Director/Secretary

Name:

Title:

EXECUTED AS A DEED for and                 )
on behalf of                               )
THE BANK OF NEW YORK                       )
by:                                        )


---------------------------------
Authorised Signatory

Name:

Title:

EXECUTED AS A DEED for and                 )
on behalf of                               )
GRANITE FINANCE TRUSTEES LIMITED           )
acting by:                                 )


---------------------------------
Director

Name:

Title:


---------------------------------
Director/Secretary

Name:

Title:

                                  SCHEDULE 1

                      FORM OF SECURITY POWER OF ATTORNEY

THIS POWER OF ATTORNEY is made on 28 January 2004 by Granite Finance Funding Limited. (registered number 79308) a private limited liability company incorporated under the laws of Jersey whose registered office is at 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands (the "Principal").

WHEREAS

(1) By virtue of a Second Priority Funding Deed of Charge dated 28 January 2004 between Granite Finance Funding Limited, the Security Trustee and the Mortgages Trustee (as amended and supplemented from time to time, the "Second Priority Funding Deed of Charge"), provision was made for the execution by the Principal of this Power of Attorney.

(2) Words and phrases in this Power of Attorney shall (save where expressed to the contrary) have the same meanings respectively as the words and phrases in the Second Priority Funding Deed of Charge.

NOW THIS POWER OF ATTORNEY WITNESSETH

1. The Principal hereby irrevocably (within the meaning of Section 4 of the Powers of Attorney Act 1971) and by way of security for the payment and performance of the Funding Secured Obligations and the covenants, conditions, obligations and undertakings on the part of the Principal contained in the Second Priority Funding Deed of Charge and the other Funding Transaction Documents to which the Principal is a party from time to time appoints The Bank of New York and any other person or persons for the time being the Security Trustee or Security Trustees of and under the Second Priority Funding Deed of Charge (the "Attorney") and each and every person to whom the Security Trustee shall from time to time have delegated the exercise of the power of attorney conferred by this Power of Attorney (each a "Delegate") and any receiver including any administrative receiver and any manager (the "Receiver") and/or administrator (the "Administrator") appointed from time to time by the Attorney or on its behalf its true and lawful attorney for and in the Principal's name or otherwise jointly and severally to sign, seal, execute, deliver, perfect and do any assurance, act, matter or thing which the Attorney, Delegate, Receiver or Administrator considers in each case to be necessary for the protection or preservation of the Attorney's and the Funding Secured Creditors' interests and rights (as described in the Second Priority Funding Deed of Charge) in and to the Funding Charged Property or which ought to be done by the Principal under the covenants, undertakings and provisions contained in the Second Priority Funding Deed of Charge and the other Funding Transaction Documents to which the Principal is a party from time to time and generally to in its name and on its behalf to exercise all or any of the powers, authorities or discretions conferred by or pursuant to the Second Priority Funding Deed of Charge on the Security Trustee and/or any Receiver whether on or at any time after the security has become enforceable in accordance with Clause 6.2 (Enforceable) of the Second Priority Funding Deed of Charge or in any other circumstances where the Attorney has become entitled to take any of the steps referred to in the Second Priority Funding Deed of Charge including (without limitation) any or all of the following:

         (a) to do every act or thing which the Attorney, Delegate, Receiver or Administrator may deem to be necessary, proper or expedient for getting in any of the Funding Charged Property and/or fully and effectively vesting, transferring or assigning the Funding Charged Property or any part thereof and/or the Principal's estate, right, title, benefit and/or interest therein or thereto in or to the Attorney and its successors in title or other person or persons entitled to the benefit thereof or for carrying into effect any other dealing with the Funding Charged Property whatsoever permitted under the Second Priority Funding Deed of Charge in the same manner and as fully and effectively as the Principal could have done;

         (b) the power by writing under its hand by an officer of the Attorney (including every Receiver appointed under the Second Priority Funding Deed of Charge) from time to time to appoint a substitute attorney (each a "Substitute") who shall have power to act on behalf of the Principal as if that Substitute shall have been originally appointed Attorney by this Power of Attorney and/or to revoke any such appointment at any time without assigning any reason therefor.

2. In favour of the Attorney, any Delegate, any Receiver and/or Administrator and/or Substitute, or a person dealing with any of them and the successors and assigns of such a person, all acts properly done and documents executed or signed by the Attorney, a Delegate, a Receiver, an Administrator or a Substitute in the purported exercise of any power conferred by this Power of Attorney shall for all purposes be valid and binding on the Principal and its successors and assigns.

3. The Principal irrevocably and unconditionally undertakes to indemnify the Attorney and each Delegate, Receiver and/or Administrator and/or Substitute appointed from time to time by the Attorney and their respective estates (each an "Indemnified Party") against all actions, proceedings, claims, costs, expenses and liabilities of every description arising from the exercise, or the purported exercise, of any of the powers conferred by this Power of Attorney, save where the same arises as the result of the fraud, negligence or wilful default of the relevant Indemnified Party or its officers or employees.

4. The provisions of Clause 3 (Funding Security) of the Second Priority Funding Deed of Charge shall continue in force after the revocation or termination, howsoever arising, of this Power of Attorney.

5. The laws of England and Wales shall apply to this Power of Attorney and the interpretation thereof and to all acts of the Attorney and each Delegate, Receiver and/or Administrator and/or Substitute carried out or purported to be carried out under the terms hereof.

6. The Principal hereby agrees at all times hereafter to ratify and confirm whatsoever the said Attorney or its attorney or attorneys or any Delegate, Receiver or Administrator or Substitute shall properly and lawfully do or cause to be done in and concerning the Funding Charged Property.

IN WITNESS whereof this Power of Attorney has been executed as a deed by the Principal the day and year first before written.

EXECUTED AS A DEED by                      )
GRANITE FINANCE FUNDING LIMITED            )
acting by:                                 )



---------------------------------
Director

Name:

Title:


---------------------------------
Director/Secretary

Name:

Title: